Exhibit 99.2

Inverness Medical Innovations, Inc. and Subsidiaries
Unaudited Pro Forma Condensed Combined Financial Statements

The following unaudited pro forma condensed combined financial statements are presented for illustrative purposes only and do not purport to be indicative of the results of operations or financial position for future periods or the results that actually would have been realized had Inverness, its previously acquired businesses (Ischemia, Binax, Determine, BioStar and IDT), each as defined and described in Note 1 of the notes to these unaudited pro forma condensed combined financial statements), and ACON Laboratories’ business of researching, developing, manufacturing, marketing and selling lateral flow immunoassay and directly-related products in the United States, Canada, Europe (except the former Soviet Republics that are not part of the European Union and Turkey), Isreal, Australia, Japan and New Zealand (the “Product Line”) been a consolidated company during the specified periods. Pro forma results exclude adjustments related to our acquisitions of the Crystal Clear business from Advanced Clinical Systems Pty Ltd. and CLONDIAG, as these acquisitions did not materially affect our results of operations.

The unaudited pro forma condensed combined financial statements are based on the respective audited and unaudited historical consolidated financial statements and the notes thereto of Inverness, its previous acquisitions and the Product Line after giving effect to each of the acquisitions, as discussed in Note 1, using the purchase method of accounting and assumptions and adjustments described below and in the notes of the unaudited pro forma condensed combined financial statements. Actual operating results of the previous acquisitions are included in Inverness’ historical financial results only from the respective dates of the acquisitions.

The unaudited pro forma condensed combined statements of operations for the year ended December 31, 2005 and three months ended March 31, 2006 assume that the previous acquisitions and the acquisition of the Product Line, as discussed in Note 1, occurred on January 1, 2005.

The pro forma adjustments are based upon available information and certain assumptions as described in the notes to the unaudited pro forma condensed combined financial statements that management of Inverness believes are reasonable in the circumstances.

The unaudited pro forma condensed combined financial statements and accompanying notes should be read in conjunction with the historical consolidated financial statements and accompanying notes thereto of Inverness included in its Annual Report on Form 10-K, for the year ended December 31, 2005, which was filed with the Securities and Exchange Commission on March 16, 2006.

A pro forma balance sheet as of March 31, 2006 has not been included because the assets and liabilities of the Product Line have been included in the Consolidated balance sheet of the Company as of March 31, 2006, as filed in the Company’s quarterly report on Form 10-Q for the period ended March 31, 2006.

Inverness Medical Innovations, Inc. and Subsidiaries
Unaudited Pro Forma Condensed Combined Statements of Operations
For the Year Ended December 31, 2005
(in 000s, except per share amounts)

		Pro Forma Adjustments
		Ischemia	Ischemia		Binax	Binax		Determine	Determine		BioStar	BioStar		IDT	IDT		Product Line	Product Line		Pro Forma Combined
	Inverness	Historical	Adjustments		Historical	Adjustments		Historical	Adjustments		Historical	Adjustments		Historical	Adjustments		Historical	Adjustments		Company
Net product sales	$ 406,457	$ 116	$ —		$ 9,640	$ —		$ 11,862	$ (1,186	)j	$ 26,629	$ —		$ 8,255	$ —		$ 50,973	$ —		$ 512,746
Research and license revenues	15,393	—	—		74	—		—	—		—	—		—	—		—	—		$ 15,467

Net revenues	421,850	116			9,714			11,862	(1,186)		26,629	—		8,255	—		50,973			$ 528,213
Cost of sales	269,538	13	111	a	2,608	(368	)e	5,944	(396	) k	12,785	341	q	4,270	—		14,729	5,575	t	$ 321,078
									310	l		—			—			5,000	u
									354	m		—			—
									195	n		—			—
									69	o		—			—

Gross profit	152,312	103	(111)		7,106	368		5,918	(1,718)		13,844	(341)		3,985	—		36,244	(10,575)		207,135

Operating expenses:
Research and development	30,992	328	253	a	1,010	139	f	—	—		3,140	—		—	—		1,183			$ 37,045
Sales and marketing	72,103	565	5	b	1,088	225	f	593	600	n	6,959	1,219	q	4,343	—		10,643	3,000	u	$ 101,343
General and administrative	59,990	558	—		617	3	f	356			2,240	(761	) r	1,086	384	s	7,694	(8,774	)v	$ 63,393
Total operating expenses	163,085	1,451	258		2,715	367		949	600		12,339	458		5,429	384		19,520	(5,774)		201,781
Operating income	(10,773)	(1,348)	(369)		4,391	1		4,969	(2,318)		1,505	(799)		(1,444)	(384)		16,724	(4,801)		$ 5,354
Interest and other income (expense), net	(1,617)	(82)	33	c	(2)	(125	)g	—	—		(349)	349		(242)	—		—	(2,624	) w	$ (4,659)
(Loss) income before income taxes	(12,390)	(1,430)	(336)		4,389	(124)		4,969	(2,318)		1,156	(450)		(1,686)	(384)		16,724	(7,425)		695
Income tax provision	6,819	—	—	h	1,756	(1,756	) h	—	243	h	—	—		(306)	306	h	—	—	h	$ 7,062
Net (loss) income	$ (19,209)	$ (1,430)	$ (336)		$ 2,633	$ 1,632		$ 4,969	$ (2,561)		$ 1,156	$ (450)		$ (1,380)	$ (690)		$ 16,724	$ (7,425)		$ (6,367)

Net loss per common share:
Basic and diluted	$ (0.79)																			$ (0.20)

Weighted average shares - basic and diluted	24,358		216	d		356	i		1,466	p		1,689	p		872	p		2,412	p	31,369

See notes to statements

Inverness Medical Innovations, Inc. and Subsidiaries
Unaudited Pro Forma Condensed Combined Statement of Operations
For the Three Months Ended March 31, 2006
(in 000s, except per share amounts)

		Pro Forma Adjustments
		Product Line	Product Line		Pro Forma Combined
	Inverness	Historical	Adjustments		Company

Net product sales	$ 122,753	$ 12,367	$ —		$ 135,120
Research and license revenues	5,068	—	—		5,068

Net revenues	127,821	12,367			140,188
Cost of sales	75,567	4,011	1,634	t	81,212
Gross profit	52,254	8,356	(1,634)		58,976

Operating expenses:
Research and development	10,610	322	—		10,932
Sales and marketing	20,822	2,897	750	u	24,469
General and administrative	15,838	625	(1,026	)v	15,437
Total operating expenses	47,270	3,844	(276)		50,838
Operating income	4,984	4,512	(1,358)		8,138
Interest and other income (expense), net	(6,149)	(11)	(656	)w	(6,816)
(Loss) income before income taxes	(1,165)	4,501	(2,014)		1,322
Income tax provision	1,465	—	—	h	1,465
Net (loss) income	$ (2,630)	$ 4,501	$ (2,014)		$ (143)

Net (loss) income per common share:
Basic and diluted	$ (0.09)				$ 0.00

Weighted average shares - basic and diluted	29,585		1,449	p	31,034

See notes to statements

Note 1.   Basis of Presentation and Purchase Prices

Included in the accompanying unaudited pro forma condensed combined financial statements are the historical results of Inverness and the following entities and businesses, as defined below, which Inverness has acquired since January 1, 2005:

•                  Ischemia

•                  Binax

•                  Determine

•                  BioStar

•                  IDT

On March 16, 2005, we acquired all of the stock of Ischemia. The aggregate purchase price of Ischemia was $27.2 million, which consists of 968,000 shares of Inverness common stock with an aggregate fair value of $22.8 million, estimated exit costs of $1.5 million to be accounted for in accordance with Emerging Issues Task Force (“EITF”) Issue No. 95-3, Recognition of Liabilities in Connection with a Purchase Business Combination, estimated direct acquisition costs of $2.4 million and assumed liabilities estimated at $0.5 million.

The aggregate purchase price was allocated to the assets acquired and liabilities assumed at the date of acquisition as follows:

(in thousands)
Cash and cash equivalents	$ 115
Accounts receivable	58
Inventories	40
Property, plant and equipment	288
Other assets	99
Goodwill	7,532
Core technology and patents	19,200
Customer relationships	200
Deferred tax asset	7,760
Accounts payable and accrued expenses	(377)
Deferred tax liability	(7,760)
$ 27,155

On March 31, 2005, we acquired all of the stock of Binax. The aggregate purchase price was $44.7 million which consisted of $9.0 million in cash, 1.4 million shares of our common stock with an aggregate fair value of $35.2 million and $0.5 million in estimated direct acquisition costs. The terms of the acquisition agreement also provide for $11.0 million of contingent cash consideration payable to the Binax shareholders upon the successful completion of certain new product developments during the next five years. This contingent consideration will be accounted for as an increase in the aggregate purchase price and goodwill, if and when, the contingency is met.

The aggregate purchase price was allocated to the assets acquired and liabilities assumed at the date of acquisition as follows:

(in thousands)
Cash and cash equivalents	$ 1,556
Accounts receivable	5,264
Inventories	3,086
Property, plant and equipment	2,421
Goodwill	15,466
Core technology and intangible assets	3,900
Customer relationships	11,700
Trademark	4,500
Non-compete agreement	30
Other assets	688
Deferred tax asset	6,312
Accounts payable and accrued expenses	(2,076)
Deferred tax liability	(8,106)
$ 44,741

On June 30, 2005, we acquired the Determine business which produces diagnostic tests that are designed to provide rapid qualitative results for detecting several diseases, including hepatitis, HIV 1/2 and syphilis. The aggregate purchase price was $58.1 million, which consisted of $56.5 million in cash and $1.6 million in direct acquisition costs.

The following is a summary of the allocation of the aggregate purchase price to the assets acquired and liabilities assumed at the date of the acquisition:

(in thousands)
Inventories	$ 3,412
Property, plant and equipment	1,500
Goodwill	32,113
Core technology and intangible assets	4,300
Customer relationships	12,000
Trademark	8,500
Accounts payable and accrued expenses	(3,145)
Other non-current liabilities	(578)
$ 58,102

On September 30, 2005, we acquired BioStar, a leading developer and manufacturer of high-performance, rapid diagnostic tests, including tests for the detection of infectious diseases. The aggregate purchase price was $53.7 million, which consisted of $53.1 million in cash, $0.5 million in estimated direct acquisition costs and $0.1 million in estimated exit costs, which we recorded in accordance with Emerging Issues Task Force (“EITF”) No. 95-3, Recognition of Liabilities in Connection with a Purchase Business Combination.

The following is a summary of the allocation of the aggregate purchase price to the assets acquired and the liabilities assumed at the date of the acquisition:

(in thousands)
Accounts receivable	$ 5,267
Inventories	2,046
Prepaid expenses	774
Property, plant and equipment	1,510
Goodwill	30,927
Core technology and intangible assets	4,550
Customer relationships	6,930
Trademark	6,760
Accounts payable and accrued expenses	(5,074)
$ 53,690

On September 30, 2005, we acquired IDT, a Spanish distributor of diagnostic products. The aggregate purchase price was $20.3 million, which consisted of $11.7 million in cash, an $8.4 million working capital adjustment, which was paid during the fourth quarter of fiscal year 2005, and $0.2 million in estimated direct acquisition costs.

The following is a summary of the allocation of the aggregate purchase price to the assets acquired and the liabilities assumed at the date of the acquisition:

(in thousands)
Cash	$ 76
Accounts receivable	10,913
Inventories	520
Prepaid expenses	188
Property, plant and equipment	771
Goodwill	7,981
Customer relationships	4,100
Accounts payable and accrued expenses	(3,170)
Deferred tax liability	(1,050)
$ 20,329

In addition to the acquisitions of Binax, Ischemia, Determine, BioStar and IDT discussed above, on March 31, 2006, we acquired the assets of ACON Laboratories’ business of researching, developing, manufacturing, marketing and selling lateral flow immunoassay and directly-related products in the United States, Canada, Europe (excluding Russia, the former Soviet Republics that are not part of the European Union, and Turkey), Israel, Australia, Japan and New Zealand (the “Product Line”). The preliminary aggregate purchase price was approximately $90.2 million which consisted of $55.1 million in cash, 711,676 shares of our common stock with an aggregate fair value of $19.7 million, $5.4 million in estimated direct acquisition costs and an additional liability of $10.0 million payable to the sellers on the deferred payment date, pursuant to the purchase agreement. The fair value of our common stock was determined based on the average market price of our common stock pursuant to Emerging Issue Task Force (“EITF”) Issue No. 99-12, Determination of the Measurement Date for the Market Price of Acquirer Securities Issued in a Purchase Business Combination. In addition to the amounts described above, the asset purchase agreement requires us to make additional payments which we estimate to be approximately $91 million upon the completion of the construction, permitting and validation of a newly constructed manufacturing facility in Hangzhou, China and regulatory clearance in Spain and Portugal. Of the remaining payments, $31.25 million will be made through the issuance of our common stock, with the balance payable in cash. The timing and amount of any such payments is contingent upon the successful completion of various milestones, as defined in the acquisition agreement, and certain regulatory approvals.

The aggregate purchase price was preliminarily allocated to the assets acquired and liabilities assumed at the date of acquisition as follows (in thousands):

(in thousands)
Accounts receivable	$ 11,000
Inventories	2,000
Goodwill	38,198
Trademarks	5,000
Customer relationships	30,000
Supply agreements	5,000
Accounts payable and accrued expenses	(1,000)
$ 90,198

In connection with the purchase price allocation as it relates to Binax, Ischemia, Determine, BioStar, IDT and as it has been estimated for the Product Line, management of Inverness believes that the acquired intangible assets include or will include trademarks, customer relationships and core technology and patents. The value allocated to goodwill is assigned an indefinite life pursuant to Statement of Financial Accounting Standard (“SFAS”) No. 142, Goodwill and Other Intangible Assets. The above values for the assets acquired and liabilities assumed are based on preliminary management estimates due to the timing of the acquisition. Final purchase price allocation may differ from the above. Management is also in the process of determining the final useful lives of the core technology and intangible assets as listed above.

Note 2.   Notes to Unaudited Pro Forma Condensed Combined Statements of Operations

The following describes the pro forma adjustments made to the accompanying unaudited pro forma condensed combined financial statements:

a.               Reflects amortization of the value assigned to core technology and patents of Ischemia, as discussed in Note 1. Such technology and patents are being amortized over their estimated useful lives which range from nine to fifteen years.

b.               Reflects amortization of the value assigned to customer relationships of Ischemia, as discussed in Note 1. Such customer relationships are being amortized over eleven years.

c.               Represents interest expense on $4.4 million of debt incurred by Inverness to fund the cash portion of the acquisition, reduced by Ischemia’s historical interest expense on debt that was paid by Inverness at the acquisition date.

d.               Represents adjustment to the historical number of basic weighted average Inverness shares outstanding giving effect to the issuance of shares of Inverness common stock (excluding those shares to be held in escrow) as part of the consideration to acquire Ischemia, as if such transaction occurred on January 1, 2005.

e.               Represents adjustments to Binax royalties paid on technology licenses held by Binax based on royalty payments due considering licenses held by Inverness.

f.                 Reflects amortization expense of the value assigned to core technology and customer relationships as discussed in Note 1, which intangible assets Inverness acquired in connection with the acquisition of Binax. No amortization expense was recorded on acquired goodwill in accordance with SFAS No. 142. The fair values of acquired intangible assets in connection with the acquisition of Binax and the respective useful lives are as follows:

	Fair Value	Life
	(in thousands)
Core technology	$ 3,900	7 years
Customer relationships	11,700	13 years
Non-compete agreement	30	7 years
Trademarks	4,500	Indefinite
Goodwill	15,466	Indefinite

Total intangibles	$ 35,596

g.              Represents interest expense on $9.5 million of debt incurred by Inverness to fund the cash portion of the acquisition, reduced by Binax’s historical interest expense on debt that was prepaid by Inverness at the acquisition date.

h.              Represents estimated income taxes on a combined pro forma basis to include Binax, Ischemia, Determine, IDT and the Product Line. On a pro forma basis, Inverness’ U.S. income derived from the Product Line would not be taxed as a result of operating losses and loss carryforwards.

i.                 Represents adjustment to the historical number of weighted average Inverness shares outstanding giving effect to the issuance of shares of Binax common stock as part of the proposed consideration to acquire Binax, as if such transaction occurred on January 1, 2005.

j.                 Represents adjustments for the differences between the historical net product sales of the Abbott business and the contractually agreed upon amounts pursuant to a distribution agreement entered into as part of the acquisition.

k.             Represents the reversal of depreciation recorded in the historical results of the Abbott business.

l.                 Represents estimated depreciation to be recorded based on the estimated fair value of the equipment acquired.

m.           Represents facility occupancy costs to be incurred during the transitional manufacturing arrangement, during which the products sold will continue to be manufactured in an Abbott facility.

n.              Reflects amortization expense of the value assigned to core technology and customer relationships as discussed in Note 1, which intangible assets Inverness acquired in connection with the acquisition of Determine. No amortization expense was recorded on acquired indefinite lived trademarks and goodwill in accordance with SFAS No. 142. The fair values of acquired intangible assets in connection with the acquisition of Determine and the respective useful lives are as follows:

	Fair Value	Life
	(in thousands)
Manufacturing know-how	$ 4,300	11 years
Customer relationships	12,000	10 years
Trademarks	8,500	Indefinite
Goodwill	32,113	Indefinite

Total intangibles	$ 56,913

o.               Represents the estimated cost increase for reagents under a contractual supply agreement.

p.               Represents the weighted average shares issued in our August 2005 and February 2006 private placements of common stock necessary to fund the cash portion of the purchase price of the Determine, BioStar, IDT and the Product Line, as if such acquisitions and the issuances of such shares had occurred on January 1, 2005.

q.               Reflects amortization expense of the value assigned to core technology, customer relationships and trademarks as discussed in Note 1, which intangible assets Inverness acquired in connection with the acquisition of BioStar. No amortization expense was recorded on acquired indefinite lived trademarks and goodwill in accordance with SFAS No. 142. The fair values of acquired intangible assets in connection with the acquisition of BioStar and the respective useful lives are as follows:

	Fair Value	Life
	(in thousands)
Manufacturing know-how	$ 4,550	10 years
Customer relationships	6,760	6 years
Trademarks — finite life	2,730	10 years
Trademarks — indefinite life	4,200	Indefinite
Goodwill	30,927	Indefinite

Total intangibles	$ 49,167

r.               Reflects the reversal of amortization of pre-acquisition intangibles which were reappraised in connection with the acquisition of BioStar.

s.               Reflects amortization expense of the estimated value assigned to customer relationships as discussed in Note 1, which intangible assets Inverness acquired in connection with the acquisition of IDT. No amortization expense was recorded on acquired goodwill in accordance with SFAS No. 142. The fair values of acquired intangible assets in connection with the acquisition of IDT and the respective useful lives are as follows:

	Fair Value	Life*
(in thousands)
Customer relationships	$ 4,100	8 years
Goodwill	7,981	Indefinite

Total intangibles	$ 12,081

t.                 Reflects estimated cost increase for products supplied under a contractual supply agreement.

u.              Reflects amortization expense of the estimated value assigned to customer relationships, supply agreements and trademarks as discussed in Note 1, which intangible assets Inverness acquired in connection with the acquisition of the Product Line from ACON. No amortization expense was recorded on acquired indefinite lived trademarks and goodwill in accordance with SFAS No. 142. The fair values of acquired intangible assets in connection with the acquisition of the Product Line the respective useful lives are as follows:

	Fair Value*	Life*
	(in thousands)
Supply Agreement	$ 5,000	1 year
Customer relationships	30,000	10 years
Trademarks	5,000	Indefinite
Goodwill	38,198	Indefinite

Total intangibles	$ 78,198

*                    Fair values and useful lives of the Product Line intangible assets are preliminary, based on management estimates and subject to adjustment based upon an independent appraisal.

v.                Reflects the reversal of legal fees incurred by ACON and Inverness in connection with pre-acquisition intellectual property litigation between ACON and Inverness which terminated with the acquisition and, with respect to the period ended March 31, 2006, costs incurred by ACON in connection with the sale of the Product Line to Inverness.

w.             Represents interest expense on $30.9 million of debt incurred by Inverness to fund the cash portion of the Product Line not financed through the proceeds of our February 2006 private placements of common stock.

Note 3.   Pro Forma Net (Loss) Income Per Share

For the year ended December 31, 2005 and the three months ended March 31, 2006, the unaudited pro forma combined company basic and diluted net (loss) income per share amounts are calculated based on the weighted average number of Inverness common shares outstanding prior to the respective acquisitions plus the adjustments to such shares giving effect to the Inverness common shares issued upon the closings of the respective acquisitions and the related financings, as if such transactions occurred on January 1, 2005. Common stock equivalents resulting from the assumed exercise of Inverness’s stock options or warrants are not included in the pro forma combined company diluted net loss per share calculation, because inclusion thereof, together with the add back of interest and dividends, would be antidilutive.